Exhibit 5

LIMITED WAIVER TO
CONSTRUCTION LOAN AGREEMENT

This LIMITED WAIVER TO CONSTRUCTION LOAN AGREEMENT (this “Limited Waiver”), dated as of August 17, 2009, is entered into by and among the following parties:

(a)          TIETEK LLC, a Delaware limited liability company (the “Borrower”);

(b)         NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the “Company”), and TIETEK TECHNOLOGIES, INC., a Texas corporation (“TTT”) (the Company and TTT shall be collectively referred to as the “Borrower Affiliates” and the Borrower Affiliates and the Borrower shall be collectively referred to as the “Borrower Group”); and

(c)        OPUS 5949 LLC, a Texas limited liability company (the “Lender” and, together with the Borrower Group, the “Parties”).

RECITALS

A.            The Borrower, the Borrower Affiliates, and the Lender entered into that certain Construction Loan Agreement, dated as of February 5, 2004, as amended by (1) that certain Release, dated February 22, 2005, (2) that certain Limited Waiver and First Amendment to Construction Loan Agreement, dated July 7, 2005, (3) that certain Second Amendment to Construction Loan Agreement, dated December 29, 2005, (4) that certain Third Amendment to Construction Loan Agreement, dated September 18, 2006, and (5) that certain Fourth Amendment to Construction Loan Agreement, dated July 24, 2007 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender agreed to make available to the Borrower Group certain financial accommodations and modifications to the Loan Documents.

B.            The Borrower and the Borrower Affiliates have requested that, subject to the terms, conditions, covenants and limitations contained in this Limited Waiver, the Lender agree that the interest payment otherwise due and payable by Borrower under the Loan Agreement and the other Loan Documents on July 1, 2009 and waived until July 31, 2009 pursuant to the Limited Waiver to Construction Loan Agreement dated July 1, 2009 and further waived until August 17, 2009 pursuant to the Limited Waiver to Construction Loan Agreement dated July 31, and that any Default or Event of Default that has occurred or may occur, solely by reason of the failure of Borrower to make such interest payment when otherwise due and payable under the Loan Agreement (the “Specified Interest Payment Default”), shall be waived until 5:00 p.m. (Dallas time) on August 31, 2009;

C.            The Lender has agreed to the actions described in Paragraph B preceding, in each instance upon and subject to the terms, conditions, covenants and limitations contained in this Limited Waiver.

ACKNOWLEDGMENTS:

(a)        The Borrower and the Borrower Affiliates hereby acknowledge and agree to the accuracy of all Recitals included in this Limited Waiver.

(b)        The Borrower and the Borrower Affiliates acknowledge and agree that all amounts advanced to, or for the benefit of, the Borrower, including, but not limited to, the Loan prior to the date hereof are, and shall continue to be, obligations under the Loan Documents (the “Obligations”) and subject to all the terms and conditions in the Loan Agreement and the other Loan Documents.

(c)        The Borrower and the Borrower Affiliates acknowledge and agree that (i) as of August 17, 2009, the outstanding principal and accrued but unpaid amount of the Obligations is $14,353,888.89, of which $14,000,000.00 is the amount of outstanding principal of the Note and $353,888.89 is the amount of accrued but unpaid interest thereon; and (ii) the Obligations are enforceable against the Borrower without offset, reduction, or counterclaim.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree to the above Recitals, Acknowledgments and as follows:

1.             DEFINITIONS. All capitalized terms used but not otherwise defined in this Limited Waiver shall have the meanings ascribed to them in the Loan Agreement.

2.             LIMITED WAIVER. Subject to the terms and conditions set forth in this Limited Waiver and the Borrower’s and the Borrower Affiliates’ acknowledgments and agreements set forth above, and expressly conditioned upon the absence of any Event of Default other than the Specified Interest Payment Default, the Lender hereby (a) agrees that the interest payment otherwise due and payable by Borrower under the Loan Agreement and the other Loan Documents on July 1, 2009, and previously waived until July 31, 2009 and August 17, 2009 shall be further waived until August 31, 2009 and (b) waives the Specified Interest Payment Default until 5:00 p.m. (Dallas time) on August 31, 2009. The waiver agreed to herein (i) is temporary only and, if the interest payment waived by this Limited Waiver has not otherwise been made to and received by the Lender at or prior to 5:00 p.m. (Dallas time) on August 31, 2009, the waiver shall terminate and, as a result, the waiver shall no longer be valid and shall not impair, restrict or limit any right or remedy of the Lender with respect to the Specified Interest Payment Default under the Loan Agreement or any of the other Loan Documents, (ii) is strictly limited to the Specified Interest Payment Default, shall not be deemed to be a consent to any amendment, waiver or modification of any term or condition of the Loan Agreement and the other Loan Documents, and except as expressly set forth in this Limited Waiver, all the other terms, provisions and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect, (iii) shall not extend nor be deemed to extend to any other Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, (iv) shall not impair, restrict or limit any right or remedy of the Lender with respect to any other Default or Event of Default that may now exist or hereafter arise under the Loan Agreement or any of the other Loan Documents, and (v) shall not constitute any course of dealing or other basis for altering any obligation of any member of the Borrower Group or any right, privilege or remedy of the Lender under the Loan Agreement or any of the other Loan Documents. No failure on the part of any Lender to provide a notice hereunder or otherwise exercise, and no delay in providing any notice or otherwise exercising, any right, power, remedy or privilege under this Limited Waiver, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, remedy or privilege under this Limited Waiver preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

3.             REFERENCES TO LOAN AGREEMENT, ETC. All references to the “Loan Agreement” or the “Construction Agreement” or other similar terms intended to refer to the Loan Agreement in each of the Loan Documents and in any other documents or agreements by, between or among any of the Borrower Group and their respective affiliates, and or for the benefit of the Lender will from and after the date hereof refer to the Loan Agreement, as amended hereby, and all obligations of the Borrower Group under the Loan Agreement, as amended hereby, shall be secured by and be entitled to the benefits of said Loan Documents and such other documents and agreements. All Loan Documents heretofore executed by all or any of the Borrower Group shall remain in full force and effect to secure the Loan, and such Loan Documents, as amended hereby, are hereby ratified and affirmed.

4.             ADDITIONAL AGREEMENTS.

4.1.          Access to Information. The Borrower shall provide to the Lender summary weekly production reports and monthly the same or substantially the same information that Borrower and the Borrower Affiliates provide to the members of its Board of Directors and to its management including without limitation, specific performance reports or measurements, financial plans and budgets, and any other information reasonably requested by Lender, and shall be discussed in a weekly conference call with the Lender’s representatives or agents.

4.2.          Audits and Field Exams. Until all of the Obligations owing to the Lender have been indefeasibly paid in full, the Lender, and its agents, appraisers, and advisors shall have the right of full access to, and may visit, the Borrower’s and the Borrower Affiliates’ business, upon reasonable notice, to (i) inspect the collateral of the Lender; (ii) visit and conduct field exams of the Borrower’s and the Borrower Affiliates’ business, (iii) take copies and extracts from the Borrower’s and the Borrower Affiliates’ books and records and inspect the Borrower’s and the Borrower Affiliates’ facility, (iv) conduct on-site monitoring thereof, and (v) obtain information requested by the Lender as to such matters relating to the Borrower’s and the Borrower Affiliates’ business operations. The Borrower’s and the Borrower Affiliates’ officers and employees shall fully cooperate with such efforts by the Lender, and its agents and advisors.

4.3.          Consent to Relief. In the event of any breach of the Loan Documents or any of the Borrower’s and the Borrower Affiliates’ agreements or acknowledgements under this Limited Waiver, then, to the extent that the Lender establishes before a court of appropriate jurisdiction that any of the foregoing has occurred, the Borrower and the Borrower Affiliates consent to injunctive relief, including, but not limited to, the appointment of a receiver for the benefit of the

Lender, in order to enforce the terms of this Limited Waiver and the Loan Documents and to effect the remedies sought herein and under applicable law.

4.4.          Cooperation of Borrower Affiliates. To the extent that compliance with any of the agreements or acknowledgements under this Limited Waiver requires action or cooperation by the Borrower Affiliates, each of the Borrower Affiliates agree to provide such cooperation and take such action, including, but not limited to, providing to the Lender complete access to the Borrower’s and the Borrower’s Affiliates’ books, records, and facilities to confirm or supplement any information provided to Lender.

4.5.          Meeting with Management. The Borrower and the Borrower Affiliates agree to cause their respective management and boards of directors to, upon Lender’s request, attend informational meetings with the Lender to discuss and review the Borrower’s and the Borrower Affiliates’ business affairs and plans. In the event that Lender has questions or concerns regarding the status of the Borrower or any of the Borrower Affiliates, in addition to the meetings described above, the Lender may request a telephonic meeting with such management or boards of directors, or other representatives of the Borrower or any of the Borrower Affiliates, which meeting shall occur within 48 hours of such request.

4.6.          Event of Default. If at any time the Borrower or any member of the Borrower Group contests the validity of the Loan Agreement, this Limited Waiver, the Note or any other Loan Document, such event shall constitute an Event of Default under the Loan Agreement and the Note.

5.             CONDITIONS TO EFFECTIVENESS. This Limited Waiver shall be effective on the date on which all of the following conditions precedent are satisfied:

5.1.          This Limited Waiver shall have been executed and delivered by the Borrower, the Borrower Affiliates and the Lender.

5.2.          The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Limited Waiver, no Event of Default or Default shall exist on the date hereof.

6.             RATIFICATIONS, REPRESENTATIONS AND WARRANTIES.

6.1.          The terms and provisions set forth in this Limited Waiver shall supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly set forth in this Limited Waiver, the terms and provisions of the Loan Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Parties hereto agree that the Loan Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

6.2.          The Borrower and the Borrower Affiliates hereby represent and warrant to the Lender as follows:

(a)           the execution, delivery and performance of this Limited Waiver and any and all other agreements executed and/or delivered in connection herewith or therewith have been authorized by all requisite action on the part of the Borrower and the Borrower Affiliates and will not violate (i) the Limited Liability Company Agreement of the Borrower; (ii) the articles of incorporation or bylaws of either of the Borrower Affiliates; or (iii) the operating agreement of any managing member of the Borrower.

(b)           the representations and warranties contained in this Limited Waiver, the Loan Agreement and the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that breaches thereof are temporarily waived for the period of time specified by this Limited Waiver;

(c)           no Default or Event of Default under the Loan Agreement or the Loan Documents have occurred or are continuing, other than the Specified Interest Payment Default, unless such Default or Event of Default has been specifically waived in writing by the Lender;

(d)           the consummation of the transactions contemplated hereby will not (i) violate any provision of the organizational documents or governing instruments of the Borrower or either of the Borrower Affiliates, (ii) violate any judgment, order, ruling, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Borrower or either of the Borrower Affiliates, or (iii) constitute a violation by the Borrower or the Borrower Affiliates of any law or regulation of any jurisdiction applicable to the Borrower or the Borrower Affiliates;

(e)           this Limited Waiver was reviewed by the Borrower and the Borrower Affiliates, who acknowledge and agree that the Borrower and the Borrower Affiliates (i) understand fully the terms of this Limited Waiver and the consequences of the issuance hereof, (ii) have been afforded an opportunity to have this Limited Waiver reviewed by, and to discuss this Limited Waiver with, such attorneys and other persons as the Borrower or the Borrower Affiliates may wish, and (iii) have entered into this Limited Waiver of their own free will and accord and without threat or duress;

(f)            this Limited Waiver and all information furnished to the Lender are made and furnished in good faith, for value and valuable consideration; and this Limited Waiver has not been made or induced by any fraud, duress or undue influence exercised by the Lender, or any other person; and

7.             MISCELLANEOUS.

7.1.          Misrepresentation. The Borrower shall indemnify and hold the Lender harmless from and against any losses, damages, costs and expenses (including attorneys’ fees) incurred by the

Lender as a direct or indirect result of (i) breach of any representation or warranty contained in this Limited Waiver, or (ii) any breach or default under any of the covenants or agreements contained in this Limited Waiver.

7.2.          Covenants and Agreements. The Borrower and the Borrower Affiliates hereby agree and acknowledge that the Borrower is truly indebted to the Lender for the Obligations (without offset, counterclaim, or reduction) pursuant to the terms of the Loan Agreement and the Loan Documents and hereby agree to observe, comply with and perform all of the obligations, terms, and conditions under or in connection with the Loan Agreement and the Loan Documents.

7.3.          Ratification of Liens and Security Interests. The Borrower and the Borrower Affiliates hereby acknowledge and agree that the liens and security interests granted pursuant to or otherwise in connection with the Loan Agreement and the Loan Documents are valid and subsisting liens and security interests and are superior to all liens and security interests other than those exceptions approved by the Lender in writing and as otherwise permitted under the Loan Agreement or the Loan Documents.

7.4.          No Waiver. The Borrower and the Borrower Affiliates agree that nothing contained in this Limited Waiver shall affect or impair the validity or priority of the liens and security interests under the Loan Agreement or the Loan Documents. The Lender further reserves all of its rights and remedies under the Loan Agreement and the Loan Documents, except as expressly modified herein.

7.5.          Survival of Representations and Warranties. Except as provided otherwise in this Limited Waiver, all representations and warranties made in the Loan Agreement or any of the Loan Documents including, without limitation, any document furnished in connection with this Limited Waiver, shall survive the execution and delivery of this Limited Waiver, and no investigation by the Lender or any subsequent event shall affect the representations and warranties or the right of the Lender to rely upon them.

7.6.          Severability. Any provision of this Limited Waiver held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Limited Waiver, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.7.          Headings. The headings of the sections and subsections of this Limited Waiver are inserted for convenience only and do not constitute a part of this Limited Waiver.

7.8.          Counterparts. This Limited Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Limited Waiver by facsimile shall have the same force and effect as the delivery of an original executed counterpart of this Limited Waiver. Any party delivering an executed counterpart of this Limited Waiver by facsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Limited Waiver.

7.9.          No Commitment. The Borrower and the Borrower Affiliates agree the Lender has made no commitment or other agreement regarding the Loan Agreement or the Loan Documents, except as expressly set forth in this Limited Waiver. The Borrower and the Borrower Affiliates warrant and represent that neither the Borrower nor the Borrower Affiliates will rely on any commitment or other agreement on the part of the Lender unless such commitment or agreement is in writing and signed by the Lender.

7.10.        Survival. All representations, warranties, covenants and agreements of the Parties made in this Limited Waiver shall survive the execution and delivery hereof, until such time as all of the obligations of the Parties hereto shall have lapsed in accordance with their respective terms or shall have been discharged in full.

7.11.        Time of Essence. The Parties to this Limited Waiver have agreed specifically with regard to the times for performance set forth in this Limited Waiver. Further, the Parties to this Limited Waiver acknowledge that the agreements with regard to the times for performance are material to this Limited Waiver. Therefore, the Parties agree and acknowledge that time is of the essence to this Limited Waiver.

7.12.       Law Governing. THIS LIMITED WAIVER SHALL BE DEEMED TO HAVE BEEN SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF TEXAS AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

7.13.       Consent to Jurisdiction. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS LIMITED WAIVER, THE LOAN DOCUMENTS, THE NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE PARTIES HEREBY AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OF FEDERAL COURT SITTING IN DALLAS, TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND SERVICE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS LIMITED WAIVER, THE LOAN DOCUMENTS OR THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS AND FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR

PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.14.       Waiver; Modification. NO PROVISION OF THIS LIMITED WAIVER MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT. NO DELAY ON THE PART OF THE LENDER IN EXERCISING ANY RIGHT, POWER OR PRIVILEGE HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY WAIVER OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER OPERATE AS A WAIVER OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF, OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE HEREUNDER. ALL RIGHTS AND REMEDIES HEREIN PROVIDED ARE CUMULATIVE AND ARE NOT EXCLUSIVE OF ANY RIGHTS OR REMEDIES WHICH THE PARTIES HERETO MAY OTHERWISE HAVE AT LAW OR IN EQUITY.

7.15.       Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER AND THE BORROWER AFFILIATES HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LIMITED WAIVER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

7.16.       Final Agreement. THIS LIMITED WAIVER AND THE LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS LIMITED WAIVER IS EXECUTED. NEITHER THIS LIMITED WAIVER NOR THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.17.       Release. EACH OF THE BORROWER AND THE BORROWER AFFILIATES HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF THE BORROWER TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER OR ITS RESPECTIVE AFFILIATES, PARTNERS, PARTICIPANTS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, ASSIGNS, AND PREDECESSORS, AND EACH OF THE BORROWER AND THE BORROWER

AFFILIATES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE LENDER AND ITS AFFILIATES, PARTICIPANTS, PREDECESSORS, PARTNERS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS LIMITED WAIVER IS EXECUTED, IN EACH CASE WHICH EITHER THE BORROWER OR ANY OF THE BORROWER AFFILIATES MAY NOW OR HEREAFTER HAVE AGAINST THE LENDER, AND ITS RESPECTIVE AFFILIATES, PARTNERS, PARTICIPANTS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, SUCCESSORS, ASSIGNS, AND PREDECESSORS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE OBLIGATIONS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR THE LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS LIMITED WAIVER. THE BORROWER AND THE BORROWER AFFILIATES HEREBY COVENANT AND AGREE NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST THE LENDER, AND ITS RESPECTIVE AFFILIATES, PARTICIPANTS, AGENTS, ATTORNEYS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS, ASSIGNS, AND PREDECESSORS ARISING OUT OF OR RELATED TO THE LENDER’S ACTIONS, OMISSIONS, STATEMENT, REQUESTS OR DEMANDS ORIGINATING ON OR PRIOR TO THE DATE HEREOF IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF THE BORROWER TO THE LENDER, WHICH INDEBTEDNESS WAS EVIDENCED BY THE LOAN AGREEMENT AND THE LOAN DOCUMENTS.

7.18.        Agreement Binding on the Borrower and the Borrower Affiliates. The Borrower and the Borrower Affiliates agree that this Limited Waiver will be binding on the Borrower and the Borrower Affiliates and their respective successors and assigns; provided, no obligation or right hereunder shall be assignable by the Borrower or any of the Borrower Affiliates (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the Lender.

IN WITNESS WHEREOF, the Borrower, the Borrower Affiliates, and the Lender have caused this Limited Waiver to be executed and delivered as of the date first written.

BORROWER:

TIETEK LLC, a Delaware limited liability company

By:	/s/ Pat Long
Name:	Pat Long
Title:	CEO

BORROWER AFFILIATES:

NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

By:	/s/ Pat Long
Narne:	Pat Long
Title:	CEO

TIETEK TECHNOLOGIES, INC., a Texas corporation

By:	/s/ Pat Long
Name:	Pat Long
Title:	CEO

LENDER:

OPUS 5949 LLC, a Texas limited liability company

By:	Sammons VPC, Inc.
Its:	Managing Member

	By:	/s/ Darron K. Ash
	Name:	Darron K. Ash
	Title:	President

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